EXHIBIT 3.29.1

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF ORGANIZATION

OF

HULEN PARK VENTURE, LLC

Pursuant to the Texas Limited Liability Company Act (the “Act”), Hulen Park Venture, LLC, a Texas limited liability company (the “Company”), hereby adopts the following Articles of Amendment to its Articles of Organization:

ARTICLE ONE. The name of the Company is Hulen Park Venture, LLC. The filing number assigned by the Texas Secretary of State is 703913422.

ARTICLE TWO. The following amendments (the “Amendments”) to the Articles of Organization of the Company were adopted by the sole member of the Company on May 31, 2006, in accordance with Texas law:

Article One of the Articles of Organization of the Company is hereby amended to read in its entirety as follows:

“The name of the Company is Meritage Homes of Texas Joint Venture Holding Company, LLC”

Article V of the Articles of Organization of the Company is hereby amended to read in its entirety as follows:

“The limited liability company will not have managers. The Company is to be managed by its member. The name and address of its sole member is Meritage Homes of Texas, L.P., 17851 N. 85th Street, Suite 300, Scottsdale, AZ 85255.”

ARTICLE THREE. The Amendments were approved on May 31, 2006, in accordance with Section H of Article 2.23 of the Act and the Regulations the Company.

[Remainder of Page Intentionally Left Blank]

The undersigned signs these Articles of Amendment subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument this 31st day of May, 2006.

HULEN PARK VENTURE, LLC

By:	Meritage Homes of Texas, L.P.
Its:	Sole Member

By:	Meritage Homes of Texas GP, Inc.
Its:	Sole General Partner

By:	/s/ C. Timothy White
C. Timothy White, Executive Vice President, General Counsel and Secretary

Form 409 (revised 10/06)		This space reserved for office use.
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709	Articles of Amendment Pursuant to Article 3.06, Texas Limited Liability Company Act
Filing Fee: $150

Article 1 – Name

The name of the limited liability company is as set forth below:

Meritage Homes of Texas Joint Venture Holding Company, LLC

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the company by the secretary of state is: 0703913422

Article 2 – Amended Name

(If the purpose of the articles of amendment is to change the name of the company, then use the following statement)

The amendment changes the articles of organization to change the article that names the limited liability company. The article in the Articles of Organization is amended to read as follows:

The name of the limited liability company is (state the new name of the company below)

The name of the entity must contain an organizational ending or accepted abbreviation of such term. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 – Amendment to Registered Agent/Registered Office

The amendment changes the articles of organization to change the article stating the registered agent and the registered office address of the company. The article is amended to read as follows:

Registered Agent of the Limited Liability Company

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be company named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Limited Liability Company (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip Code
TX

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of organization may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area [The attached addendum, if any, is incorporated herein by reference.]

Amend Article 2 to read as follows: The Company shall have perpetual existence; provided, however, that the Company may be dissolved in accordance with the terms of its operating agreement.

Article 5 – Date of Adoption

The date of the approval of the amendment(s) is August 20, 2008

Article 6 – Statement of Approval (check either A or B)

☐ A. The company has no members, has not received any capital, and has not commenced business. In accordance with Section G of Article 2.23 of the Act, the amendments to the articles of organization were approved by a majority of the initial managers named in the articles of organization.

☒ B. The amendments were approved by all members of the limited liability company in accordance with Section H of Article 2.23 of the Act or as otherwise provided in the articles of organization or the regulations of the company.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state. OR
B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

August 20, 2008 Date	By:	Meritage Homes of Texas Holding Company, Inc., an Arizona corporation
		By:	Meritage Homes of Texas, LLC, an Arizona limited liability company, its sole member

/s/ C. Timothy White
Signature of Authorized Manager/Member
C. Timothy White